UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 30, 2004

OPTIGENEX INC.

(Exact name of registrant as specified in its charter)

Delaware	333-85460	841595734

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue, New York, NY	10022

(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code	(212) 905-0189

VIBRANT HEALTH INTERNATIONAL 8907 East Chenango Avenue, Greenwood Village, Co. 85714

(Former name or former address, if changed since the last report)

Item 1. Change in Control of Registrant

Pursuant to the terms of an Asset Purchase Agreement (“Purchase Agreement”) dated July 30, 2004 by and among the Registrant, Optigenex Acquisition Corp. (“Acquisition Sub”), a wholly-owned subsidiary of the Registrant, Thomas McAdam, who, prior to the consummation of the Purchase Agreement was a principal shareholder and the sole officer and director of the Registrant, and Optigenex, Inc. (“Old Optigenex”), a privately-held Delaware corporation, a change of control of the Registrant occurred. Pursuant to the Purchase Agreement on July 30, 2004, Acquisition Sub acquired (the “Acquisition”) substantially all of the assets of Old Optigenex (“Optigenex Assets”) in exchange for (i) Registrant issuing Old Optigenex 8,621,255 shares of Registrant’s common stock (“Vibrant Shares”), which represents approximately 94% of Registrant’s common stock immediately after the after the Acquisition on a fully-diluted basis, and (ii) the assumption by Acquisition Sub of all of the debts, obligations, duties and liabilities of Old Optigenex and its business (“Optigenex Liabilities”). In addition, Registrant issued Old Optigenex 681,895 options (“Substitute Options”) and 111,668 warrants (“Substitute Warrants”) to purchase Vibrant common stock. The number of Substitute Options and Substitute Warrants equal the number of Old Optigenex options (“Optigenex Options”) and warrants (“Optigenex Warrants”) outstanding at the time of the Acquisition, and the Substitute Options and Substitute Warrants will have the same exercise price and be on the same terms as the Old Optigenex Options and Old Optigenex Warrants.

In connection with the Acquisition, Richard S. Serbin and William G. Walters, each of whom was a director of Old Optigenex, were appointed directors of Registrant and Mr. McAdam resigned as a director and officer of Registrant. In addition, Joseph W. McSherry was appointed Chief Financial Officer of the Registrant. After the Acquisition, Old Optigenex liquidated, thereby distributing the Vibrant Shares, the Substitute Options and Substitute Warrants to the shareholders, optionholders and warrantholders of Old Optigenex. In addition, Registrant, a Nevada corporation, merged (the “Merger”) with and into Optigenex Merger Inc., a wholly-owned subsidiary of Registrant, with Optigenex Merger Inc. being the surviving corporation. Pursuant to the Merger, Registrant changed its name to Optigenex Inc.

Item 2. Acquisition or Disposition of Assets

In connection with the Acquisition, Acquisition Sub, a wholly-owned subsidiary of the Registrant, acquired the Optigenex Assets. Pursuant to the terms of the Purchase Agreement, the Registrant issued the Vibrant Shares, the Substitute Options and Substitute Warrants and assumed all of the Optigenex Liabilities. The consideration exchanged by the Registrant in connection with the Purchase Agreement was determined by negotiations among certain parties to the Purchase Agreement.

The Optigenex Assets consist primarily of intellectual property and certain tangible assets in Brazil, which Old Optigenex utilized in connection with its business, which centers around the use of its technology in DNA repair that competes in the age-management and wellness market. The Registrant intends to conduct the same line of business as Old Optigenex.

Prior to the negotiation of the Purchase Agreement, there was no relationship between the Registrant and Old Optigenex, their respective affiliates, directors and officers, or any associate of any such director or officer.

The description of the Purchase Agreement in this report is qualified in its entirety by reference to the copy of the Purchase Agreement which is attached as an exhibit to this current Report on Form 8-K and which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

(b) Pro Forma Financial Information.

The historical and Pro Forma Financial Information required to be filed as part of this Current Report on Form 8-K, if any, will be filed within 60 days of the due date of this Report.

(c) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.

INDEX TO EXHIBITS

Exhibit	Description

2.1	Asset Purchase Agreement dated as of July 30, 2004 by and among Vibrant Health International, Optigenex Acquisition Corp., Thomas H. McAdam and Optigenex Inc.
2.2	Certificate of Ownership and Merger of Vibrant Health International Into Optigenex Merger Inc.
3.1	Certificate of Incorporation of Registrant (formerly known as Optigenex Merger Inc.)
3.2	By-laws of Optigenex Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIGENEX INC.

By:	/s/ Richard S. Serbin

Richard S. Serbin,
Chief Executive Officer, President and Secretary

Dated: August 11, 2004